Exhibit 99.1

Press Release	Source: Hana Biosciences, Inc.

Hana Biosciences Appoints Dr. Steven R. Deitcher President and CEO

SOUTH SAN FRANCISCO, Calif., Aug. 24, 2007 -- Hana Biosciences (Nasdaq: HNAB), a biopharmaceutical company focused on advancing cancer care, today announced the appointment of  Steven R. Deitcher, M.D., as the company’s new President and Chief Executive Officer, effective immediately. Dr. Deitcher, who was formerly the company’s Executive Vice President of Development and Chief Medical Officer, has also been appointed to Hana’s Board of Directors.

Prior to joining Hana in May 2007, Dr. Deitcher served as Vice President and Chief Medical Scientist at Nuvelo, Inc., where he was responsible for clinical development and medical affairs. Dr. Deitcher also brings more than 15 years of experience as a practicing physician in hematology, medical oncology and vascular medicine. Dr. Deitcher was formerly the Head of the Section of Hematology and Coagulation Medicine in the Department of Hematology/Oncology and Director of Research in the Department of Vascular Medicine at The Cleveland Clinic Foundation. Dr. Deitcher earned his B.S. and M.D. in the Honors Program in Medical Education at Northwestern University Medical School.

Dr. Leon Rosenberg, Chairman of Hana’s Board of Directors commented: “Steven has demonstrated exceptional leadership qualities during his tenure at Hana and we are delighted to appoint him as the company’s next President and CEO. With his strong record in oncology and hematology drug development, we are confident that Steven will lead Hana to great success in the future.”

“I am grateful to the Board for this opportunity and am excited to become CEO of Hana at this pivotal phase in its history,” said Dr. Deitcher. “With the recent Phase 2 clinical trial initiation and fast-track designation of Marqibo in adult relapsed acute lymphoblastic leukemia and a promising Phase 1/2 trial in uveal melanoma, as well as the promise of Hana’s other product candidates, Hana is well-positioned for new growth. I look forward to working with the entire Hana team as we continue aggressively developing our pipeline.”

Dr. Deitcher replaces Mark J. Ahn, Ph.D., who is leaving the company to pursue an academic position as department chair and professor at Victoria University in Wellington, New Zealand. “My work over the past four years has been exciting and challenging, and I believe that we have established a solid foundation for building sustainable value. I am grateful to everyone who has supported the company’s growth,” stated Dr. Ahn. “It has been my pleasure and privilege to lead the Hana team.” Dr. Rosenberg added: “On behalf of the entire Board, I express our gratitude to Mark for his tireless efforts over the past four years as Hana’s founding CEO. We wish him great success in his new endeavor.”

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (Nasdaq: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include without limitation, statements regarding the timing, progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates, including its Marqibo product candidate. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.